UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Lamb Weston Holdings, Inc.

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August 3, 2021
Fellow shareholders,
Fiscal 2021 was the most challenging operating environment we have faced in our company’s history. And while the entire world managed through the varying challenges of a global pandemic, our Lamb Weston team stepped up to ensure we could continue to serve our customers. Our teams showed agility through the complexity of the pandemic environment and showed incredible commitment to our company’s long-term success.
We took necessary steps across our organization to focus on the health and well-being of our employees as our priority. At the same time, we kept our long-term strategy at the forefront, making timely investments to secure our future growth. The pandemic demonstrated the resilience of the french fry category and our business model, as we saw restaurant recovery accelerate in the last half of the year. Our operating cash flow and financial liquidity were solid, enabling us to invest in the infrastructure to support growth opportunities.
Restaurant recovery and demand
Throughout the year, our customers faced exceedingly difficult operating conditions due to the uncertainty of the recovery. We focused our commercial efforts on helping them manage volatility in demand and inventory. We partnered with several large chain QSRs to broaden their menus with new products and limited time offerings, helping them build a menu that would position them to take share in a post-pandemic environment.
In our Foodservice segment, we maintained our direct sales force that services independent restaurants, choosing to invest in these sales capabilities to ensure these customers had uninterrupted support as they adapted to capacity restrictions and new operating models. That investment is now paying off as sales of Lamb Weston branded products have rebounded.
Internationally, there has been additional volatility due to varying vaccination rates, the increasing spread of COVID variants and subsequent restrictions. Overall, we expect the pace of recovery outside the U.S. will continue to vary, with Europe and the developed markets in Asia continuing to generate gradual improvement in demand. We expect the pace of recovery in emerging markets in Asia, Latin America, and the Middle East to be more volatile and take a bit longer.
On the Retail side, each of our Alexia, Grown in Idaho and licensed restaurant brands gained share as compared to pre-pandemic levels, thanks to strong at-home eating trends. Our branded portfolio market share, in aggregate, has nearly doubled in the past five years, closing the gap with the leading branded competitor. With our strong Retail portfolio, including private label items, we are now the clear leader in the category.
While the pandemic continues to impact people and economies in the U.S. and around the world, we believe the worst of its direct effect on our business, restaurant traffic and french fry demand is behind us. We feel good about the frozen potato category in the U.S. because of increasing strength in restaurant and foodservice channels as well as continued solid performance in retail, and we remain confident that overall U.S. fry demand will return to pre-pandemic levels on a run-rate basis by the end of calendar 2021.

Long-term investments
During fiscal year 2021, we also made significant investments to support long-term growth and profitability.
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We began construction of a new chopped and formed line at our facility in American Falls, Idaho that will be available in spring 2022. Demand for chopped and formed items such as hash browns and tater puffs, has grown consistently.

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We announced construction of a new manufacturing facility in China, scheduled to come online in 2023. In addition, through our joint venture in Europe, Lamb Weston/Meijer, we announced a capacity expansion project in Russia. In-country production positions us to support strong market demand growth and signifies our commitment to our customers’ global growth ambitions.

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We began to implement our Win as 1 series of safety, quality, and productivity initiatives in our manufacturing facilities, and across our procurement, transportation, and distribution networks. This ambitious program adopts and tailors lean manufacturing and other productivity tools that have been successfully used by other world-class manufacturing organizations. These initiatives will further strengthen our Lamb Weston Operating Culture of continuous improvement, driving financial benefits that should enhance margins and cash flow over the long term by increasing throughput and efficiency.

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We invested $161 million in capital and returned more than $160 million of cash to shareholders through dividends and stock repurchases.

Looking ahead
While we have work to do to stabilize and return our operations to a more normal state, and we will face headwinds due to inflation, I’m confident in our team and our outlook for 2022. We have already seen great progress against some of our key initiatives while maintaining our focus on our customers. We’re encouraged by the strong recovery in demand in the U.S. and continue to believe that it will return to pre-pandemic levels in the coming months.
I have confidence in the category, and in our long-term strategy, and we’re making key investments to support growth well into the future. We remain committed to achieving our vision to be the No. 1 global potato company.
Sincerely,
Tom Werner
President and CEO

Forward-Looking Statements
This letter contains forward-looking statements within the meaning of the federal securities laws. Words such as “will,” “continue,” “may,” “expect,” “could,” “believe,” “grow,” “drive,” “support,” “enhance,” “increase,” “remain,” “invest,” “outlook,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding our industry, plans, execution, capital investments, and business outlook and prospects. These forward-looking statements are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Readers of this letter should understand that these statements are not guarantees of performance or results. Many factors could affect our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this letter. These risks and uncertainties include, among other things: impacts on our business due to health pandemics or other contagious outbreaks, such as the COVID-19 pandemic, including impacts on demand for our products, increased costs, disruption of supply or other constraints in the availability of key commodities and other necessary services; our ability to successfully execute our long-term value creation strategies; our ability to execute on large capital projects, including construction of new production lines or facilities; the competitive environment and related conditions in the markets in which we and our joint ventures operate; political and economic conditions of the countries in which we and our joint ventures conduct business and other factors related to our international operations; disruption of our access to export mechanisms; risks associated with possible acquisitions, including our ability to complete acquisitions or integrate acquired businesses; our debt levels; the availability and prices of raw materials; changes in our relationships with our growers or significant customers; the success of our joint ventures; actions of governments and regulatory factors affecting our businesses or joint ventures; the ultimate outcome of litigation or any product recalls; levels of pension, labor and people-related expenses; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; and other risks described in our reports filed from time to time with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on any forward-looking statements included in this letter, which speak only as of the date of this letter. We undertake no responsibility for updating these statements, except as required by law.